Exhibit 99.1

PRELIMINARY PROXY CARD SUBJECT TO COMPLETION, DATED JANUARY 29, 2021

NANTKWEST, INC.

SPECIAL MEETING OF STOCKHOLDERS

Date: March 8, 2021
Time: 9:30 a.m. (Pacific Time)
Webcast Address: Special Meeting to be held live via internet - please visit www.proxydocs.com/NK for more details.

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors Recommends a Vote **FOR** proposal 1, **FOR** proposal 2, and **FOR** proposal 3.

		For	Against	Abstain	Directors Recommend
1:	To approve the issuance of shares of NantKwest common stock to security holders of ImmunityBio as contemplated by the merger agreement (the "stock issuance proposal").	☐	☐	☐	For
2:	To approve the merger contemplated by the merger agreement (the "merger proposal").	☐	☐	☐	For
3:	To approve the adjournment of the NantKwest special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the stock issuance proposal or the merger proposal (the "adjournment proposal").	☐	☐	☐	For

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE STOCK ISSUANCE PROPOSAL, FOR THE MERGER PROPOSAL, AND FOR THE ADJOURNMENT PROPOSAL.

TO ATTEND the Special Meeting of NantKwest, Inc., please visit www.proxydocs.com/NK for virtual meeting registration details.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here ______ Please Date Above ______

Please Sign Here ______ Please Date Above ______

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

NANTKWEST, INC.

Special Meeting of Stockholders
March 8, 2021
This proxy is being solicited by the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/NK
- Cast your vote online.
- Have your Proxy Card/Voting Instruction Form ready.

OR

TELEPHONE

Call
866-249-5381
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Richard Adcock and Sonja Nelson, and each of them as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of NantKwest, Inc., the undersigned is entitled to vote at the Special Meeting of Stockholders of NantKwest, Inc., which is being held live via internet webcast at www.proxydocs.com/NK, at 9:30 a.m., Pacific Time on March 8, 2021, and any adjournment or postponement thereof upon the matters specified herein and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

PROXY TABULATOR FOR

NANTKWEST, INC.
P.O. BOX 8016
CARY, NC 27512-9903

Please separate carefully at the perforation and return just this portion in the envelope provided. Proxy — NantKwest, Inc. Special Meeting of Stockholders March 8, 2021 at 9:30 a.m., Pacific Time This Proxy is Solicited by the Board of Directors for use at the Special Meeting on March 8, 2021 The undersigned appoints Richard Adcock and Sonja Nelson, and each of them as proxies for the undersigned, with full power of substitution, to vote all the shares of common stock of NantKwest, Inc., the undersigned is entitled to vote at the Special Meeting of Stockholders of NantKwest, Inc., to be held live via internet webcast at www.proxydocs.com/NK, on March 8, 2021 at 9:30 a.m. Pacific Time or any adjournments or postponement thereof. This proxy, when properly executed, and timely returned will be voted in the manner indicated on the reverse side. If no direction is made, this proxy will be voted “FOR” the stock issuance proposal, “FOR” the merger proposal, and “FOR” the adjournment proposal. In their discretion, to the extent permitted by rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, the proxies are authorized to vote upon such other matters that may properly come before the Special Meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The proxies named above cannot vote your shares unless you sign and return this card. To be signed and dated on Reverse side See Reverse side for voting instructions